EXHIBIT 10.20

THIRD AMENDMENT TO

MASTER PRIVATE LABEL REMARKETING AGREEMENT

This Third Amendment (“Third Amendment”) to that certain Master Private Label Remarketing Agreement by and between Interwise, Inc, (“Interwise”) and Docent, Inc, (“Company”) dated 23 April 2002, as amended by that certain First Amendment dated 30 September 2002 and that certain Second Amendment dated 31 March 2003 (collectively, the “Agreement”) is made as of 25th, June 2003 (the “Third Amendment Effective Date”).

WHEREAS, the parties wish to amend the Agreement to permit Company to license Interwise Products (“Products”) on a standalone basis to existing Docent customers and to Docent prospects and to allow Approved Resellers and Authorized Resellers of the Company to license Interwise Products on a standalone basis, subject to the terms and conditions of the Agreement as modified herein.

NOW THEREFORE, the parties amend the existing Agreement to reflect the above desires of the parties as follows:

1.	Section II., Definitions, is changed as follows:

a.	Definitions E, I, and W are deleted in their entirety and the following definitions are inserted in lieu thereof

“E. Customer: means an end user enterprise or other organization which licenses the Product from Company or from an Approved Reseller pursuant to the terms of this Agreement.”

“I. Docent Solution: means either the Product as a standalone offering, or the combination of a Docent Product and the Product, which is licensed by the Company or by an Approved Reseller to Customers.”

“W. Approved Reseller or Authorized Reseller: Both terms are interchangeable and mean a reseller of Docent approved or authorized by Interwise as evidenced either by inclusion of the reseller on Exhibit F or alternatively, as evidenced by Interwise’s approval pursuant to Section IV. E. of the Agreement.”

2.	Sections IV. A. and B. of the Agreement are hereby deleted in their entirety and the following language is inserted in lieu thereof:

IV.	Scope of Relationship.

A.

Pursuant to the terms and conditions of the Agreement, including Section IV. B. below, Company desires to license Products under this Agreement and to offer licenses to existing Docent Customers and to

Docent prospects either as part of a Docent Solution or alternatively, as a stand-alone Product offering.

B.

Distribution License; Demonstration License; Sublicenses; Restrictions. Subject to the terms and conditions hereof and only for the term hereof and for the sole purpose of distributing and demonstrating the Product, Interwise hereby grants to Company a non-exclusive, non-transferable, worldwide license to (i) install, use, and integrate the Products into the Docent Solution for the sole purpose of testing the integrated Products and providing installation, implementation, training and maintenance services for the Products to Customers; (ii) operate the Products on Company’s own server located at its headquarters or at other locations specified by the Company, and permit a single tier of Authorized Resellers to operate the Products at their facilities, only for the purpose of providing Customers with access to and use of the Products via the Internet pursuant to the terms of this Agreement; (iii) reproduce, distribute, and sublicense the Product directly, and through a single tier of Authorized Resellers, and may include the right to permit Docent to grant access to and use of the Products residing on the Company’s servers via the Internet, only in compliance with the terms of this Agreement (items i, ii, and iii of this section collectively referred to as the “Distribution License”) ; (iv) reproduce and sublicense the right to reproduce the Products through a single tier of Authorized Resellers, each copy to be used by the Company or it’s single tier of Authorized Resellers solely for demonstration, promotion and training purposes as part of the marketing and distribution of the Products, to be used only on Company’s or its Authorized Reseller’s standalone computers at Customer sites (each such copy a “Demonstration License”); (v) reproduce, sublicense, and distribute directly, or through a single tier of Authorized Resellers, the Products to prospective customers for evaluation, proof of concept, or similar non-production purposes for use by the prospective customers for a term of ninety (90) days or less from the date of installation (“Evaluation License”) and (vi) provide directly, or through a single tier of Authorized Resellers, installation, implementation, training and maintenance services to its Customers. Any internal use of the product for Company business or in operating a production environment is strictly prohibited by the foregoing Distribution License and requires a separate agreement between the parties. Company is authorized to grant sublicenses to Customers only in conformity in all material respects with terms of the Customer License terms provided on Schedule B or on the Docent Customer License. Except for the rights or licenses expressly granted in this Agreement Company acknowledges this Agreement does not transfer any intellectual property rights, and that Interwise owns all rights in the Products including without limitation, copyright, patent, trademark and all other intellectual property rights therein. Company shall retain all intellectual property right to its trademarks as used on the Products.

3.	Section IV. E is hereby amended as follows:

The sentence, “In addition, the Reseller Agreement will expressly state that Interwise is a third party beneficiary of the Reseller Agreement and that the Product may only be used as part of the Docent Solution and according to the exact usage of the Docent Solution” will be modified to delete the words “and that the Product may only be used as part of the Docent Solution and according to the exact usage of the Docent Solution”.

4.	A new Section VII. F. is hereby added to the Agreement as follows:

“F. No payments or royalties shall be due Interwise under this Agreement in connection with the use of the Product by Docent, by Docent’s Customers or Docent’s prospective customers, or by Approved Resellers for demonstrations, no charge evaluations not to exceed 90 days, proof of concept, market development, or similar non-production promotional purposes.

5.	Pricing List Exhibit E is deleted in its entirety and replaced by a new Exhibit E as set forth in this Amendment.

6.	Exhibit F-Authorized Resellers is hereby modified to reflect the Authorized Resellers that have been approved by the parties thus far and the new Exhibit F, attached hereto replaces and supercedes the previous Exhibit F list in its entirety.

7.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement. Unless specifically changes or added herein, all other terms and conditions of the Agreement will remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed by their duly authorized representatives.

INTER WISE	COMPANY

Interwise USA, Inc.	Docent, Inc.

/s/ V. Holly Albert
Signature	Signature

Name	Name

Title	Title

EXHIBIT E

PRICE LIST

1. Definitions

“Consultant” means any consultant of Customer given access to the ECP Service through Customer’s Network for whom Customer agrees to be responsible with respect to the terms and conditions of this Agreement.

“Customer’s Network” means Customer’s LAN, WAN, VPN or similar network.

“ECP Service” means the provision of Alentoring, Meetings, iClass, iSeminar and iCast events (or comparable services) using the Enterprise Communication Platform as made available by Interwise from time to time at Interwise’s designated web site or IP address (or by Company at Company’s designated web site or IP address as permitted under the Agreement), including associated documentation made available to Customer in written form or online.

“End User” shall mean Customer.

“End User License Agreement” shall mean a Customer License or Docent Customer License.

“External Users” shall mean those Guest Users and Full ECP Seats who connect directly to the ECP Service without connecting through Customer’s Network.

“Full ECP Seats” means the total number of Customer employees and Consultants, as designated in the applicable Customer License or Docent Customer License, who may access the ECP Service to both initiate and participate in events; provided that any Full ECP Seats with access to the administrative controls of the ECP Service shall have executed a confidentiality agreement with Customer as restrictive as the confidentiality provisions set forth in the Agreement.

“Guest User” means an individual end user of the ECP Service (who may be employees, Consultants, or third party non-employees) who may access events to which they have been invited by a Full ECP Seat, but who may not initiate such events.

“Internal Users” shall mean those Guest Users and Full ECP Seats who connect to the ECP Service through Customer’s Network.

Interwise Price Schedules

Perpetual License Fees *

Note 1: Hosting and Support and Maintenance is not included in License Fees, and are due and payable annually commencing on the Effective Date of the End User License Agreement. No Support and Maintenance will be provided for any End User not subscribing to Support and Maintenance, and such End User shall not be entitled to any Updates.

Note 2: No Perpetual Licenses may be licensed with less than * Full ECP Seats.

Note 3: Each Perpetual License includes unlimited Guest Users, which are also External Users. Guest Users, which are Internal Users, are limited to * events per year.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Interwise ECP Services Subscription Fees *

Note 1: Except for the Introductory Packages set forth below, no ECP Services Subscriptions may be sold with less than * Full ECP Seats.

Note 2: External Users may attend unlimited events as Guest Users hereunder. Internal User may only attend * events per year as Guest Users.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Introductory Packages (OneYEarInterwise ECP Services Subscriptions) *

Note 1: Introductory Packages provide entry-level price points for situations requiring less than * Full ECP Seats. These Packages are limited to one year ECP Services Subscriptions. Multi year Packages are not available.

Note 2: External Users may attend unlimited events as Guest Users hereunder. Internal User may only attend * events per year as Guest Users.

Note 3: Professional Services are an additional charge, and are strongly recommended to ensure the success of any Introductory Package.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Training Seats *

Note 1: Except for the Introductory Packages set forth above, no ECP Services Subscriptions or Perpetual Licenses providing for Training Seats may be licensed or sold, as applicable, with less than * Training Seats.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT F

AUTHORIZED RESELLERS

Exult

British Telecommunications PLC IT College

Abykon

Riverbend Group Holdings (Pty) Ltd.

Nicheuro Ltd.

WM-Data Italdata S.p.A. SeAprende

Innovative Technology Application, Inc.

EDISNET S.A.

Effective Learning Maersk Data AS